EXHIBIT 4.1
SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT
     This SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Amendment”), dated as of November 7, 2005, is entered into by BWX Technologies, Inc. (the “Borrower”), BWXT Services, Inc. and BWXT Federal Services, Inc. (the “Guarantors”), the lenders from time to time party to the Credit Agreement described below (the “Lenders”), and Calyon, New York Branch (formerly known as Credit Lyonnais, New York Branch), as administrative agent for the Lenders (the “Administrative Agent”).
INTRODUCTION
     WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to that certain Revolving Credit Agreement dated as of December 9, 2003 as amended by First Amendment to Revolving Credit Agreement dated as of March 18, 2005 (the “Credit Agreement”); and
     WHEREAS, The Borrower, the Guarantors, the Lenders and the Administrative Agent wish to, subject to the terms and conditions of this Amendment, amend certain sections of the Credit Agreement, each as provided for in this Amendment.
AGREEMENT
     NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     Section 1. Definitions. Unless otherwise defined in this Amendment, each term used in this Amendment that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.
     Section 2. Amendments to Credit Agreement.
          (a) Section 1.1 of the Credit Agreement is amended by changing the definition of BWICO Loan to read in its entirety as follows:
“BWICO Loan” means the loan made by the Borrower to BWICO pursuant to the terms of the Loan Agreement dated as of April 3, 2000, between the Borrower and BWICO, as amended by that certain Amendment No. 1 to Loan Agreement dated as of July 1, 2000, by that certain Amendment No. 2 to Loan Agreement dated as of December 31, 2002, by that certain Amendment No. 3 to Loan Agreement dated effective as of November 1, 2003 and by such further amendments made in accordance with Section 6.4(d) of this Agreement.
          (b) Section 1.1 of the Credit Agreement is further amended by adding the following new definition in alphabetical order:

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“BWICO Affiliate Loans” means the loans made by the Borrower to Affiliates of BWICO pursuant to the terms of loan documentations that are substantially similar in term to documentation governing the BWICO Loan.
          (c) Section 2.1(a) of the Credit Agreement is amended by changing the proviso set forth therein to read in its entirety as follows:
“provided that, the sum of (i) the aggregate outstanding principal amount of the Loans plus (ii) the Letter of Credit Exposure may not exceed at any time the aggregate amount of the Commitments.”
          (d) Section 6.4(d) of the Credit Agreement is amended by changing the last proviso set forth therein to read in its entirety as follows:
“provided further that (A) if an Event of Default has occurred and is continuing, the BWICO Loan may not be amended, modified or otherwise supplemented without the prior written consent of the Required Lenders and (B) in any event, the BWICO Loan may not be amended, modified or otherwise supplemented to forgive any obligations owing to the Borrower thereunder without the prior written consent of the Required Lenders.”
          (e) Section 6.4(j) of the Credit Agreement is renumbered as Section 6.4(k) and a new Section 6.4(j) to the Credit Agreement is inserted as follows:
“(j) Investments by the Borrower in any Affiliates of BWICO made after the Closing Date in the form of loans or advances made to such Affiliates pursuant to the BWICO Affiliate Loans; provided that, (i) the Borrower shall be in compliance with the Fixed Charge Coverage Ratio as of the most recent four-fiscal quarter period, (ii) the Borrower shall be in pro forma compliance with the Fixed Charge Coverage Ratio after giving effect to such Investment, such compliance to be calculated using the three prior fiscal quarters ended immediately prior to the loan or advance plus the budgeted projections delivered to the Administrative Agent and the Lenders for the fiscal quarter in which such Investment is to be made, and (iii) no Default or Event of Default shall have occurred or be continuing (both before and after giving effect to the applicable Investment); and provided further that (A) if an Event of Default has occurred and is continuing, the BWICO Affiliate Loans may not be amended, modified or otherwise supplemented without the prior written consent of the Required Lenders and (B) in any event, the BWICO Affiliate Loans may not be amended, modified or otherwise supplemented to forgive any obligations owing to the Borrower thereunder without the prior written consent of the Required Lenders; and”
          (f) Section 6.15 of the Credit Agreement is amended by changing clause (vi) to read in its entirety as follows:
“(vi) Investments made in BWICO and in Affiliates of BWICO pursuant to Section 6.4 (excluding the one-time advance of $55,000,000 made in November 2005 by the Borrower under the BWICO Loan) during such period net of any cash payments received by the Borrower from BWICO or such Affiliates of BWICO during such period, and”
     Section 3. Effectiveness. The Credit Agreement shall be amended as provided in this Amendment as of the first date written above upon receipt by the Administrative Agent of duly and validly executed originals of this Amendment from each of the parties hereto.

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     Section 4. Representations and Warranties. Each Credit Party jointly and severally represents and warrants as follows:
          (a) the execution, delivery, and performance of this Amendment are within the corporate power and authority of the Credit Parties and have been duly authorized by appropriate proceedings;
          (b) this Amendment constitutes legal, valid, and binding obligations of the Credit Parties enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity;
          (c) the representations and warranties of the Credit Parties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties relate solely to an earlier date; and
          (d) after giving effect to this Amendment, no event has occurred and is continuing which constitutes an Event of Default or that with the passage of time would constitute an Event of Default.
     Section 5. Ratification. Except to the extent modified by this Amendment, the Credit Agreement and all other Credit Documents executed in connection therewith to which the Borrower or any other Credit Party is a party shall remain in full force and effect, and all rights and powers created thereby or thereunder are in all respects ratified and confirmed. The Borrower and the Credit Parties agree that all obligations of the Borrower and each other Credit Party under the Credit Agreement as modified by this Amendment and all other Credit Documents to which the Borrower or any other Credit Party is a party are hereby reaffirmed and renewed.
     Section 6. Reaffirmation of Commitments. Each Lender shall continue to have the Commitment set opposite such Lender’s name on the signature pages of this Amendment.
     Section 7. Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws of the State of New York.
     Section 8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.
[Signature pages follow]

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Executed as of the date first written above.

BORROWER: BWX TECHNOLOGIES, INC.
By:
James R. Easter
Vice President, Finance and Treasurer

GUARANTORS: BWXT SERVICES, INC.
By:
James R. Easter
Treasurer

BWXT FEDERAL SERVICES, INC.
By:
James R. Easter
Treasurer

Commitment: $30,000,000	CALYON, NEW YORK BRANCH (formerly known as Credit
Lyonnais, New York Branch), as Administrative
Agent and as a Lender

By:

Name:
Title:

By:

Name:
Title:

Commitment: $30,000,000	THE BANK OF NOVA SCOTIA, as a Lender

By:

Name:
Title:

Commitment: $20,000,000	WELLS FARGO BANK, N.A., as a Lender

By:

Name:
Title:

Commitment: $20,000,000	ALLIED IRISH BANKS, PLC, as a Lender

By:

Name:
Title:

Commitment: $20,000,000	COMPASS BANK, as a Lender

By:

Name:
Title:

Commitment: $15,000,000	AMEGY BANK N.A. (formerly known as Southwest Bank of Texas, N.A.), as a Lender

By:

Name:
Title: